UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    October 19, 2004
                                                   -------------------

                      GREAT AMERICAN BANCORP, INC.
----------------------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        Delaware                  000-25808           52-1923366
----------------------------------------------------------------------
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)            File Number)    Identification Number)


1311 S. Neil St., P.O. Box 1010, Champaign, IL          61824-1010
----------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code   (217) 356-2265
                                                   -------------------

----------------------------------------------------------------------
    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

     On October 19, 2004, Great American Bancorp, Inc. issued a press release in which it announced its unaudited results of operations for the three and nine months ended September 30, 2004. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

c.   Exhibits

     Exhibit Number                    Description
     --------------                    -----------
          99.1                         Press release dated October 19, 2004

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Great American Bancorp, Inc.
                                     ----------------------------
                                              (Registrant)

Date     October 19, 2004            /s/ Jane F. Adams
    ---------------------------      ----------------------------
                                     Jane F. Adams
                                     Chief Financial Officer

                            EXHIBIT INDEX
                        ---------------------

Exhibit
  No.                   Description                  Method of Filing
----------------------------------------------------------------------
  99.1                  News Release                  Filed herewith
                        Dated October 19, 2004

                              Exhibit 99.1


                              NEWS RELEASE

FOR IMMEDIATE RELEASE
October 19, 2004

Contact:  Ms. Jane F. Adams
          Chief Financial Officer and Investor Relations
          (217) 356-2265

                       GREAT AMERICAN BANCORP, INC.
 UNAUDITED RESULTS THIRD QUARTER 2004 - YEAR-TO-DATE NET INCOME OF $1,033,000

Champaign, Illinois - Great American Bancorp, Inc. (Nasdaq SmallCap/GTPS), the holding company for First Federal Savings Bank of Champaign-Urbana, reported net income of $1,033,000 for the nine months ended September 30, 2004, a decrease of $235,000, or 18.5%, from $1,268,000 reported for the nine months ended September 30, 2003. Basic earnings per share were $1.40 for the nine months ended September 30, 2004, compared to $1.65 for the nine months ended September 30, 2003, while fully diluted earnings per share were $1.29 for the nine months ended September 30, 2004 and $1.49 for the nine months ended September 30, 2003.

Net income declined in 2004 primarily due to lower noninterest income and higher noninterest expense, offset by a reduction in income taxes due mainly to lower pretax earnings. Net interest income was only slightly lower in 2004.

Net interest income was $4,234,000 for the nine months ended September 30, 2004; decreasing $29,000 from $4,263,000 reported for the nine months ended September 30, 2003. Net interest income declined in 2004 mainly due to lower interest income from loans, which resulted from a reduction in total loan balances from 2003 levels and a decrease in average loan yields. Total net loans averaged $108.71 million during the nine months ended September 30, 2004 compared to $110.68 million during the same period in 2003. Total average loans declined mainly as a result of payoffs in the multifamily and commercial mortgage loan categories during the latter half of 2003. The average yield on net loans declined from 7.40% for the nine months ended September 30, 2003 to 6.66% for the nine months ended September 30, 2004.

The decline in net interest income due to lower loan interest was partially offset by a decrease in interest expense on deposits. Interest expense on deposits declined primarily as a result of a decrease in total certificates of deposit. Total certificates of deposit averaged $50.26 million for the nine months ended September 30, 2004, down from an average of $59.33 million for the nine months ended September 30, 2003. Since the Company maintained significant levels of cash and short-term investments during 2004, which were mainly generated from residential loan sales during 2003, the Company did not actively promote certificates of deposit during the first nine months of 2004.

The Company recorded no provision for loan losses for the nine month periods ended September 30, 2004 and September 30, 2003. Management's analyses of the allowance for loan losses during both 2004 and 2003 determined that no additional allocation to the allowance was warranted.

Noninterest income totaled $2,381,000 for the nine months ended September 30, 2004, $321,000, or 11.9%, lower than the $2,702,000 recorded for the nine months ended September 30, 2003. This decrease was mostly due to lower net gains from loan sales, offset by higher insurance sales commissions. Total net gains on loan sales totaled $16,000 for the first nine months of 2004 compared to $647,000 for the first nine months of 2003. The Company sold $936,000 in loans during the nine months ended September 30, 2004 compared to $32.39 million in loan sales for the first nine months of 2003. In October 2003, the Company suspended a strategy of selling the majority of new and refinanced one-to-four-family fixed rate residential mortgage loans to the secondary market. This strategy was implemented in July 2001. The mortgage loans sold in 2004 were sold according to a management strategy implemented in the first quarter of 2004 to sell lower rate 30-year fixed-rate home mortgage loans.

Insurance sales commissions increased $273,000, or 21.3%, from $1,279,000 for the nine months ended September 30, 2003 to $1,552,000 for the nine months ended September 30, 2004. This increase was mainly due to growth in new commercial and group life and health insurance customers and an increase in contingent commissions which are commissions paid by an insurance company based on the overall profit and/or volume of business placed with that insurance company.

Noninterest expense was $4,982,000 for the nine months ended September 30, 2004, $76,000, or 1.5%, higher than the $4,906,000 reported for the nine months ended September 30, 2003. This increase was primarily due to higher salaries and employee benefits expense, equipment expenses, and professional fees.

Income tax expense was $600,000 for the first nine months of 2004 compared to $791,000 for the first nine months of 2003, declining $191,000, or 24.1%. This decrease was mainly due to lower pretax earnings. The effective tax rates for the nine months ended September 30, 2004 and 2003 were 36.7% and 38.4% respectively.

Net income for the third quarter of 2004 was $411,000, which was $51,000, or 14.2%, higher than net income recorded of $360,000 for the third quarter of 2003. Net interest income for the third quarter of 2004 was $1,511,000 compared to $1,322,000 for the third quarter of 2003. The Company recorded no provision for loan losses for the third quarters of 2004 or 2003. Noninterest income was $736,000 for the third quarter of 2004 and $848,000 for the third quarter of 2003. This decrease is attributable to net gains on residential loan sales, which were $93,000 lower in the third quarter of 2004.
Noninterest expense was $1,632,000 for the third quarter of 2004, $28,000 higher than the $1,604,000 reported for the third quarter of 2003.

Total assets at September 30, 2004 were $156.51 million, compared to $159.45 million at December 31, 2003. The decline occurred primarily in cash and cash equivalents, which decreased from $44.06 million at December 31, 2003 to $24.92 million at September 30, 2004. Total net loans increased $17.09 million, or 17.0%, from $100.77 million at December 31, 2003 to $117.86 million at September 30, 2004, due mainly to increases in residential mortgage loans. Total deposits decreased $4.39 million, from $126.66 million at December 31, 2003 to $122.27 million at September 30, 2004.

First Federal Savings Bank of Champaign-Urbana is head quartered in Champaign, Illinois, and operates through its administrative/branch office in Champaign and through two other full service branches located in Champaign and Urbana. The Bank also provides full service brokerage activities through a third-party broker-dealer. The Bank's subsidiary, Park Avenue Service Corporation, sells insurance products through the GTPS Insurance Agency. The Bank's deposits are insured by the Federal Deposit Insurance Corporation.

This earnings report may contain certain forward-looking statements which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, real estate values, and competition, changes in accounting principles, policies, or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services.

Great American Bancorp, Inc. stock is traded on the NASDAQ SmallCap Market System under the symbol "GTPS."

                                ###
                          GTPS-pr-2004-07


Great American Bancorp, Inc.
Consolidated Balance Sheets
September 30, 2004 and December 31, 2003
(in thousands, except share data)
                                           Sept. 30, 2004      Dec. 31, 2003
                                              (Unaudited)
----------------------------------------------------------------------------
Assets
 Cash and due from banks                    $       3,786      $       4,388
 Interest-bearing demand deposits                   6,132              9,674
 Federal Home Loan Bank term deposit               15,000             30,000
                                              ------------------------------
     Cash and cash equivalents                     24,918             44,062

 Available-for-sale securities                      3,351              4,200
 Held-to-maturity securities                          333                532
 Loans, net of allowance for loan
  losses of $1,203 and $1,190                     117,857            100,772
 Premises and equipment                             6,020              6,299
 Federal Home Loan Bank stock                       1,386              1,324
 Other assets                                       2,649              2,261
                                            --------------------------------
     Total assets                           $     156,514      $     159,450
                                            ================================
Liabilities and Stockholders' Equity
 Liabilities
  Deposits
   Demand                                   $      12,150      $      13,008
   Savings, NOW and money market                   62,756             59,945
   Time                                            47,359             53,711
                                            --------------------------------
     Total deposits                               122,265            126,664

  Federal Home Loan Bank advances                  15,000             13,000
  Other liabilities                                 1,912              2,150
                                            --------------------------------
     Total liabilities                            139,177            141,814
                                            --------------------------------
Commitments and Contingent Liabilities

Stockholders' Equity
 Preferred stock, $0.01 par value
  Authorized and unissued -
   1,000,000 shares                                    --                 --
 Common stock, $0.01 par value
  Authorized -- 7,000,000 shares
  Issued -- 2,052,750 shares
  Outstanding: 735,003 and 756,003 shares              21                 21
 Additional paid-in-capital                        20,636             20,412
 Retained earnings                                 21,297             20,508
 Unearned incentive plan shares                       (60)               (63)
 Accumulated other comprehensive income               (11)                20
 Treasury stock, at cost, - 1,317,747 and
   1,296,747 shares                               (24,546)           (23,262)
                                            --------------------------------
     Total stockholders' equity                    17,337             17,636
                                            --------------------------------
     Total liabilities and
      stockholders' equity                  $     156,514      $     159,450
                                            ================================


Great American Bancorp, Inc.
Consolidated Statements of Income
For the Nine Months Ended September 30, 2004 and September 30, 2003 (unaudited, in thousands, except share data)

                                        Nine Months Ended  Nine Months Ended
                                           Sept. 30, 2004     Sept. 30, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      5,420      $       6,122
 Securities                                           135                 46
 Dividends on Federal Home Loan Bank stock             62                 56
 Deposits with financial institutions
   and other                                          230                312
                                            --------------------------------
   Total interest income                            5,847              6,536
                                            --------------------------------
Interest Expense:
 Deposits                                           1,167              1,801
 Federal Home Loan Bank advances                      429                453
 Other                                                 17                 19
                                            --------------------------------
   Total interest expense                           1,613              2,273
                                            --------------------------------
Net Interest Income                                 4,234              4,263

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          4,234              4,263
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                        1,552              1,279
 Customer service fees                                415                432
 Other service charges and fees                       179                177
 Net gains on loan sales                               16                647
 Loan servicing fees                                  128                 94
 Other                                                 91                 73
                                            --------------------------------
   Total noninterest income                         2,381              2,702
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                     2,938              2,763
 Net occupancy expense                                417                429
 Equipment expense                                    472                383
 Professional fees                                    220                178
 Marketing expense                                    150                184
 Printing and office supplies                         200                228
 Directors and committee fees                         103                108
 Amortization of mortgage servicing rights             63                150
 Other                                                419                483
                                            --------------------------------
   Total noninterest expense                        4,982              4,906
                                            --------------------------------
Income Before Income Taxes                          1,633              2,059
 Provision for Income Taxes                           600                791
                                            --------------------------------
Net income                                  $       1,033      $       1,268
                                            ================================
Basic Earnings per Share                    $        1.40      $        1.65
                                            ================================
Diluted Earnings per Share                  $        1.29      $        1.49
                                            ================================



Great American Bancorp, Inc.
Consolidated Statements of Income
For the Three Months Ended September 30, 2004 and September 30, 2003 (unaudited, in thousands, except share data)

                                            Quarter Ended      Quarter Ended
                                           Sept. 30, 2004     Sept. 30, 2003
----------------------------------------------------------------------------
Interest Income:
 Loans                                       $      1,901      $       1,870
 Securities                                            41                 12
 Dividends on Federal Home Loan Bank stock             21                 21
 Deposits with financial institutions
   and other                                           76                103
                                            --------------------------------
   Total interest income                            2,039              2,006
                                            --------------------------------
Interest Expense:
 Deposits                                             374                529
 Federal Home Loan Bank advances                      148                149
 Other                                                  6                  6
                                            --------------------------------
   Total interest expense                             528                684
                                            --------------------------------
Net Interest Income                                 1,511              1,322

Provision for Loan Losses                              --                 --
                                            --------------------------------
Net Interest Income After
 Provision for Loan Losses                          1,511              1,322
                                            --------------------------------
Noninterest Income:
 Insurance sales commissions                          458                478
 Customer service fees                                152                155
 Other service charges and fees                        60                 58
 Net gains on loan sales                                2                 95
 Loan servicing fees                                   43                 39
 Other                                                 21                 23
                                            --------------------------------
   Total noninterest income                           736                848
                                            --------------------------------
Noninterest Expense:
 Salaries and employee benefits                       960                910
 Net occupancy expense                                138                146
 Equipment expense                                    153                136
 Professional fees                                     66                 51
 Marketing expense                                     64                 61
 Printing and office supplies                          62                 76
 Directors and committee fees                          34                 35
 Amortization of mortgage servicing rights             16                 38
 Other                                                139                151
                                            --------------------------------
   Total noninterest expense                        1,632              1,604
                                            --------------------------------
Income Before Income Taxes                            615                566
 Provision for Income Taxes                           204                206
                                            --------------------------------
Net income                                  $         411      $         360
                                            ================================
Basic Earnings per Share                    $        0.56      $        0.48
                                            ================================
Diluted Earnings per Share                  $        0.52      $        0.43
                                            ================================



Great American Bancorp, Inc.
Selected Financial Data
(unaudited, in thousands, except per share data)

                                               As of               As of
                                          Sept. 30, 2004       Dec. 31, 2003
----------------------------------------------------------------------------
Total assets                                $    156,514       $     159,450
Total loans, net                                 117,857             100,772
Loan loss reserve                                  1,203               1,190
Non-performing assets                                 36                   4
Non-performing assets to total assets               0.02%               0.00%
Allowance for loan losses to total assets           0.77%               0.75%
Investment securities                              3,684               4,732
Total deposits                                   122,265             126,664
Checking deposits                                 33,940              35,218
Money market deposits                             20,988              18,991
Passbook savings deposits                         19,978              18,744
Certificates of deposit                           47,359              53,711
Federal Home Loan Bank advances                   15,000              13,000
Total stockholders' equity                        17,337              17,636



                                  Three Months Ended     Nine Months Ended
                                  Sept.       Sept.       Sept.     Sept.
                                   2004        2003        2004      2003
                                     (unaudited)             (unaudited)
----------------------------------------------------------------------------
Net interest margin (annualized)   4.16%       3.43%       3.91%     3.70%
ROA (annualized)                   1.12%       0.86%       0.87%     1.01%
ROE (annualized)                  10.41%       8.06%       7.99%     9.49%